UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 15, 2009

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale NJ 07647

(Address of principal executive offices)

(201) 750-2646

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Chief Scientific Officer

Effective as of September 15, 2009, Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) appointed Jerry I. Treppel as its Chief Executive Officer, and Ashok G. Nigalaye, Ph.D. as its Chief Scientific Officer. Dr. Nigalaye replaced Dr. Stuart Apfel, who resigned as Chief Scientific Officer on September 15, 2009. Dr. Apfel also resigned as the Company’s Chief Medical Officer and no replacement will be appointed at this time. Biographical information for Mr. Treppel and Dr. Nigalaye is included in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on September 8, 2009 (the “Proxy Statement”) and is incorporated herein by this reference. There are no family relationships between Mr. Treppel and Dr. Nigalaye and any of the Company’s directors or executive officers. No decision regarding compensation that may be paid to Mr. Treppel for his services as Chief Executive Officer or to Dr. Nigalaye for his services as Chief Scientific Officer has yet been made. Information about transactions between the Company and Epic Pharma LLC, an entity controlled by Dr. Nigalaye, is incorporated herein by reference from the Proxy Statement.

On September 21, 2009, the Company issued a press release announcing the appointment of Mr. Treppel as its Chief Executive Officer and Dr. Nigalaye as its Chief Scientific Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated September 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 21, 2009

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick

Chris Dick
Acting Chief Executive Officer, President and Chief Operating Officer